Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Net Lease, Inc. of our report dated February 23, 2023 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in The Necessity Retail REIT, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 12, 2023